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                                   Exhibit 11

                 Statement Re: Computation of Earnings Per Share



UNITED BANKSHARES, INC. AND SUBSIDIARIES




                                                             For the Quarter Ended                   For the Nine Months Ended
                                                                   September 30                            September 30
                                                             ----------------------                ---------------------------

                                                                1995       1994                       1995            1994
                                                             ---------- -----------                -----------     --------

PRIMARY:

Average Number of Common Shares                              11,815,786     11,921,187             11,810,819       11,930,811
Average Number of Common Share Equivalents                      117,086         77,074                 99,046           80,851
                                                             ----------     ----------            -----------      -----------
Average Shares and Share Equivalents Outstanding             11,932,872     11,998,261             11,909,865       12,011,662
                                                             ==========     ==========            ===========      ===========



Net Income                                                   $7,187,000     $6,442,000            $21,126,000      $18,746,000
Preferred Dividends                                          ----------     ----------            -----------      -----------
Available to Common Shares                                   $7,187,000     $6,442,000            $21,126,000      $18,746,000
                                                             ==========     ==========            ===========      ===========

Earnings Per Common Share:                                        $0.60          $0.54                  $1.77            $1.57
                                                             ==========     ==========            ===========      ===========



FULLY DILUTED:

Average Number of Common Shares                              11,815,786     11,921,187             11,810,819       11,930,811
Average Number of Common Share Equivalents                      123,156         77,074                123,156           80,851
                                                             ----------     ----------            -----------      -----------
Average Shares and Share Equivalents Outstanding             11,938,942     11,998,261             11,933,975       12,011,662
                                                             ==========     ==========            ===========      ===========


Net Income                                                   $7,187,000     $6,442,000            $21,126,000      $18,746,000
Preferred Dividends                                          ----------     ----------            -----------      -----------
Available to Common Shares                                   $7,187,000     $6,442,000            $21,126,000      $18,746,000
                                                             ==========     ==========            ===========      ===========

Earnings Per Common Share                                         $0.60          $0.54                  $1.77            $1.57
                                                             ==========     ==========            ===========      ===========


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